Exhibit 99.1
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TEXT OF PRESENTATION AT BEAR STEARNS RESEARCH INTENSITY PROGRAM ON MAY 10, 2002
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Bill Kerr
----------
Good morning. We thank Kevin Gruneich for inviting us to present today. With me are Steve Lacy, our Publishing Group president, Suku Radia, our chief financial officer, and Dirck Steimel, who does Investor Relations for us.



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Before beginning, let me remind you to read the safe harbor information on your copy of the slides.



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Last week we announced our earnings for the third quarter of fiscal 2002. Here are some highlights:

-- We reported earnings per share of 35 cents, exceeding the First Call consensus estimate. The results were encouraging and show our efforts to build share in publishing and broadcasting are paying off.
-- Company-wide, our total fiscal third quarter advertising revenues, when adjusted for discontinued titles, were down 3.6 percent from a year earlier. In contrast, our second quarter advertising revenues declined nearly 13 percent.
-- We saw share gains in our big books, Better Homes and Gardens and Ladies'
   Home Journal, along with our mid-sized shelter titles, Country Home and Traditional Home.
-- In broadcasting, 10 of our 12 stations gained share in the fourth quarter of calendar 2001, the last full quarter for which we have industry data.










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Now, I'll take a look at the overall advertising environment, and how we have performed in it.

Turning first to magazines, the current advertising recession has been the deepest in recent history.



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This illustrates how we've managed our way through this difficult period.
According to PIB figures, our ad pages declined 2.8 percent in the first three quarters of our fiscal 2002, compared to an decline of nearly 20 percent for the PIB average.



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On the broadcasting side, once again the advertising recession has been very deep.

Industry-wide, television advertising rebounded in the first calendar quarter largely because of the Olympics.



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However, as you can see, we moved from significantly trailing our peers to slightly outperforming them in our second fiscal quarter.

Also, keep in mind that we have only one NBC station. That meant we competed against the Olympics in 11 of 12 of our markets.











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With that look at the overall advertising climate, I'll quickly outline our corporate growth strategies. Following that, Steve will discuss our Publishing Group growth initiatives, Suku will cover broadcasting and our financial position. Then we'll take your questions.

As I mentioned, we are starting to see signs of recovery in advertising demand. At Meredith, we are in an excellent position to take advantage of that improvement.

We have strong assets, led by our flagship Better Homes and Gardens brand.

Even in a difficult economy, we have made targeted investments in our businesses to strengthen our market position.

We have also conducted a disciplined cost-reduction program that has resulted in a leaner, more efficient organization.

Finally, we will discuss our financial position. Maintaining a strong balance sheet has always been a priority for us.



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In addition, I want to highlight the opportunities that today's marketplace presents for Meredith.

Home ownership in the United States is at an all-time high and Americans are showing an increased focus on their homes. They are interested in remodeling, decorating, gardening and cooking as they seek to enrich their home environments.

As the country's leading home and family media and marketing company, we are well positioned to take advantage of this trend. We have earned a reputation as a source of trusted information because of our century-long commitment to service journalism.

Now, I'll turn it over to Steve, who will discuss our leadership role in the home and family publishing market and our strategies for growth in publishing.








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STEVE
-----
Thanks Bill.

In publishing, we have two strong revenue streams: advertising and non-advertising.

I'll begin with our initiatives to grow advertising revenues, focusing on our individual magazines and Meredith Corporate Solutions.

Then I'll take a look at our initiatives to grow non-advertising revenues through circulation, Special Interest Publications, books, integrated marketing and brand licensing. For the first three quarters of fiscal 2002, nearly 57 percent of our publishing revenues came from non-advertising sources.



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But first, I'll set the stage for our advertising discussion with a look at some share data for Better Homes and Gardens and Ladies' Home Journal in the women's service field.

For the 12-month period ending with the April 2002 issues, they delivered a combined share of 40 percent, up two points over the same period a year ago. In this field, a point translates into a meaningful amount of revenue.

And there are signs they are building momentum as we move into spring. For example, Better Homes and Gardens just achieved its largest April issue ever, with more than 200 ad pages. And the April issue of Ladies' Home Journal was its largest issue since November 1999, with 131 ad pages.
















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Country Home and Traditional Home are very powerful properties as well.  You can see their indexed advertising revenues here versus their key competitors.

Country Home's March/April issue was up in the mid-teens in advertising pages compared to a year ago.

We will publish Traditional Home eight times in calendar 2002, versus six times in calendar 2001. We plan to raise its rate base to 850,000. That means Traditional Home's rate base will be tied for first place in the upscale home furnishing category with HOUSE BEAUTIFUL.

In addition, we are seeing strong performance by Midwest Living. Ad revenues from its March/April issue were the highest in the title's 15-year history.



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MORE, a lifestyle magazine focused on affluent women who are over 40, is our newest launch.

It continues to perform well, even in the more difficult advertising climate. For the first three-quarters of the fiscal year advertising revenues were up in the low-teens.

This chart shows the aggressive approach we have used to build the rate base for MORE. This effort has been aided by our industry-leading database, which has enabled us to successfully target potential readers.

This September we'll move the rate base up to 750,000. This is a meaningful level in terms of gaining audience and attracting attention from non-endemic advertisers.















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Meredith Corporate Solutions is the organization we created to sell advertising across our magazines.

However, it often sells other services throughout the company. For example, Meredith Corporate Solutions recently was selected to implement a comprehensive multi-media marketing campaign for Clarinex, which is pictured in this slide. The program features branded inserts that will run in Meredith magazines, a 1.5 million-piece direct mail campaign, a major interactive component, and advertising on Meredith television stations.



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We are also establishing retail partnerships to connect our magazine advertisers with leading retailers. This helps our advertisers build brand awareness and boost sales.

We recently launched a partnership that links Wegmans, a leading northeast food retailer, with Better Homes and Gardens. Through this program, we are offering advertisers the opportunity to sponsor seminars about entertaining and food sampling events at Wegmans. These will take place in June and are being promoted in a regional BH&G advertising section and in Wegmans materials.



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With that look at our advertising growth strategies, let me describe our initiatives to grow non-advertising revenues through circulation, Special Interest Publications, books, integrated marketing and brand licensing.















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Our strong magazine brands are supported by our dedication to building circulation.

Our circulation mailings generate strong response rates for two primary reasons. First, our database helps to target names more effectively.

Second, our creative content is strong. This slide shows a typical Meredith mailing versus typical mailings by two of our competitors.

We have received strong responses from our recent direct mail marketing efforts. Those included offers for Better Homes and Gardens, Ladies' Home Journal, Traditional Home and Midwest Living.



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We continue to make significant progress in our initiative to generate magazine orders online.

Today, the industry cost of acquiring a subscription through direct mail is about $20. We believe over time we can reduce our subscription acquisition costs to a fraction of that level by shifting orders to the Internet.

Our goal is to generate 1.5 million online subscriptions by 2003. We are on track to meet and likely exceed our three-year goal.



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Our special interest publications are sold primarily on newsstands, providing the group's chief revenue source. In fiscal 2001, we published 46 titles and 120 issues. Together, they are the No. 2 profit center in our Publishing Group.

We continue to develop many new products and see significant opportunity to grow our Special Interest Publications franchise.

In addition, we have also begun to increase advertising in these publications, offering clients group buys in specific areas, such as decorating, remodeling, gardening and food. We're encouraged by the initial response to this program.




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Our book business is performing well.  After a post-September 11 decline, our book operations showed a significant increase in shipments during our third fiscal quarter.

We continue to expand the number of our retail book outlets. For example, we are now selling our Home and Garden titles in special displays at Target stores and have started distributing them to an additional 1,000 Wal-Mart stores.

We also help extend the brands of other companies, including The Home Depot, Scotts, Waverly and Jo-Ann Stores.



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We also see opportunity in brand licensing.  We currently have a sizable garden and outdoor living brand licensing relationship with Wal-Mart.

Building on that strong base, we engaged Moda International to assist us in developing and executing an expanded brand licensing program for Better Homes and Gardens. This slide highlights the categories where we have consumer permission to participate at retail, including decorating, seasonal products, and building and remodeling.



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In our integrated marketing business, we are focused on building in-depth strategic relationships with our clients. We are a leader in this marketplace, and we expect to expand this revenue stream in the future.

Recently, we secured a major piece of new business from DaimlerChrysler. We will be producing customer loyalty magazines for the Chrysler, Dodge, and Jeep brands. The combined circulation for the entire project, which will kick-off in our next fiscal year, is more than 6 million.

This is the largest individual sale in the history of our integrated marketing business.

Now, I'll turn it over to Suku for a look at our Broadcasting Group.





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SUKU
----
Thanks Steve.

First, Meredith's markets are outstanding. Eight of our 12 stations are located in the nation's top-36 markets. And, the majority of them are located in fast-growing regions, with our top-three markets -- Atlanta, Phoenix and Portland -- among the most attractive in the nation.

Last fall we hired Kevin O'Brien, one of the best executives in the television industry, to lead our group. He's been hard at work since day one, and positive results are already beginning to show.



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In March we announced a proposed station exchange with FOX to create a duopoly in the Portland market. In the exchange, which is pending FCC approval, we obtained KPTV in Portland for our stations in Orlando and Ocala, Florida. We currently own a FOX affiliate in Portland.

The transaction is not expected to have a material financial impact for fiscal 2002 or fiscal 2003.

KPTV, currently the UPN-affiliate in Portland, is a VHF station with a rich broadcasting history. We will move our FOX affiliation to the VHF channel to take advantage of a more powerful signal with stronger FOX network programming. In addition, we'll pick up coverage of the Seattle Seahawks broadcasts as they move to the NFC and FOX this fall.

With a duopoly, we will be able to consolidate our staffing and facilities in Portland. We also expect to see some cost reductions in syndicated programming because FOX and UPN stations typically bid for the same shows. In addition we expect the duopoly to enhance revenues over time.

As part of the deal, we received new affiliation agreements for all of our FOX stations, which includes Las Vegas, Greenville, Bend, as well as Portland.









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We are interested in the potential of creating duopolies, along with station clusters, to help improve our efficiency. However, our top priority is improving the overall performance of each station in our existing group.

This is a list of our broadcasting priorities to help us regain margins.



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First, we are changing the culture at our stations.  During his career, Kevin
O'Brien has made significant improvements in news, sales and ratings at every station or station group he has led. He is bringing that winning attitude to our stations.

Part of changing the culture is changing leadership at our stations. We have hired new general managers in Atlanta, Phoenix and Las Vegas. In addition, we have hired a new general manager for our station in Portland, who will manage our duopoly, once it is approved.

Since Kevin started at Meredith in November, we have also replaced news directors at four of our stations and general sales managers at three.



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As we work to build our management team, we continue our emphasis on building strong sales and news operations at all of our stations. And we are starting to see some wins.

For example, every WGCL newscast showed ratings gains in the key adults 25 to 54 demographic during the February sweeps period. Our biggest ratings gain during the sweeps was our 11 p.m. news, the time period most attractive to advertisers.

WSMV in Nashville capitalized on the Olympics and posted an outstanding quarter. The station's ratings for the February book were up in all key time periods, and its third fiscal quarter advertising revenues rose in the low-double digits.

In Hartford - where our news is number one in the market in all time periods - we recently signed a new, long-term affiliation agreement with CBS for WFSB.



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We are keeping our sales teams focused on growing our revenue share.  Every employee is charged with generating revenues or supporting our sales function. That means everyone from news anchors to general managers will make sales calls to help in this area.

We continue to expand the local advertising bases of our stations by attracting clients that are new to television, or even new to advertising.

In news, in addition to hiring news directors at four of our stations, we have hired Mark Berryhill as vice president of news. Mark brings more than 17 years of broadcasting experience to this newly created position and a strong track record from his work at KRON-TV in San Francisco and other leading stations.

Now, I'll discuss our financial position and look at our earnings outlook.



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This slide shows our strong history of earnings per share growth.  We slowed a little in fiscal 2001 because of the advertising recession, which has continued into fiscal 2002.

We expect to restore EPS growth as we build upon the competitive advantage we have in our publishing operations, restore the margins in our broadcasting business; and as the industry recovers from the advertising recession.





















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We continue to be a strong generator of cash, allowing us to make investments in our business, reduce our debt level and repurchase shares.

Our debt outstanding at the end of calendar 2001 year was $425 million. We have retired $105 million of debt in the last two calendar years. In the first quarter of calendar 2002 - our fiscal 2002 third quarter - we reduced our debt by an additional $15 million to a level of $410 million. We have continued to maintain a low debt-to-EBITDA ratio.

To take advantage of favorable long-term interest rates, we recently placed $100 million of private placement notes with an average maturity of 5.5 years. In addition, we renewed our expiring syndicated revolving loan with a new five-year, $150 million revolving facility with essentially the same banks. We also entered into an asset-backed commercial paper program to diversify our funding sources and lower our overall cost of borrowing.



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As I mentioned a moment ago, the other major use of cash is our share repurchase program. In the last three calendar years, we have spent $130 million buying back our shares, and we remain committed to our repurchase program.



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I'll point out that we will be adopting FAS 142 in the first quarter of our
2003 fiscal year.

We expect the rule will benefit fiscal 2003 earnings per share by either 24 or 31 cents, depending upon whether network affiliation agreements are indefinite-lived intangible assets.

In our fourth quarter conference call, we expect to provide more precise guidance on the earnings per share impact of FAS 142.

Further, we are in the preliminary stages of assessing the impact of this standard from an impairment standpoint.





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With that overview of our business and our financial position, let's take a look at the fourth quarter. As we stated in our May 1 earnings conference call, publishing advertising pages and revenues, as well as broadcasting pacings, are all up in the mid-single digits.

The advertising recession appears to have bottomed out, but it is still too early to predict a sustained recovery. I'll remind you that we continue to see a lot of variability in the advertising markets for both publishing and broadcasting. In addition, June is typically a volatile month in broadcast advertising, coming off the May sweeps and entering the summer.

The First Call earnings estimates for our fourth fiscal quarter ranged from 33 to 37 cents per share at the time of our May 1 earnings release. At that time we said we believed the high end of that range was achievable.



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Looking ahead to fiscal 2003, the continued uncertainty of the economic climate makes precise guidance difficult.

At this time, we foresee a gradual recovery during the first half of the fiscal year, with further strengthening in the second half. If this pattern is correct, we would expect earnings per share growth of 10 to 20 percent in fiscal 2003, excluding any impact due to the adoption of FAS 142.

With that I'll turn it back to Bill for our conclusion and the Q&A.



















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Bill
----
Thanks Suku.  I'll close by providing some investment highlights.

-- We are the leading media company serving the home and family market.
-- We are successfully leveraging our leading media brands, our resources and our reputation in the home and family market to expand our revenue streams. -- We are growing and enhancing our publishing business through brand management and technology.
-- We are beginning to realize a major development opportunity in broadcasting. -- And finally, we are committed to maintaining a strong financial position, generating significant cash flows, and producing profitable returns for shareholders.

At this time we'll be happy to take your questions.

































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INFORMATION RELATING TO
FORWARD-LOOKING STATEMENTS

This presentation and management's public commentary contain certain forward-looking statements that are subject to risks and uncertainties. These statements are based on management's current knowledge and estimates of factors affecting the company's operations. Actual results may differ materially from those currently anticipated.

Factors that could adversely affect future results include, but are not limited to: downturns in national and/or local economies; a softening of the domestic advertising market; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss of one or more major clients; changes in consumer reading, purchasing and/or television viewing patterns; unanticipated increases in paper, postage, printing or syndicated programming costs; changes in television network affiliation agreements and/or network affiliation relationships; technological developments affecting products or methods of distribution such as the Internet or e-commerce; changes in government regulations affecting the company's industries; unexpected changes in interest rates; and any acquisitions and/or dispositions.
































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